Exhibit 99.1
SharpSpring Reports Third Quarter 2018 Results

Continued Operational and Financial Outperformance Leads to Record New Customer Wins and Record Revenue

GAINESVILLE, FL – November 7, 2018 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Operational Highlights
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Added a record 346 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

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Finished the quarter with 1,605 agency customers and 7,000 businesses using the flagship SharpSpring platform.

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Recognized as the #1 “Marketing Automation Category Leader” for Q3 2018 by GetApp, a business software review platform.

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Recognized as the 2018 “Top Rated Supplier” by WSI, the world’s largest network of digital marketing consultants.

Third Quarter 2018 Financial Results
●
Flagship SharpSpring product revenues grew 48% to a record $4.8 million from $3.2 million in the same year-ago period.

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Total revenue (which includes legacy products) increased 43% to a record $4.9 million from $3.4 million in the same year-ago period.

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Gross profit increased 54% to $3.4 million (70% of total revenue) from $2.2 million (65% of total revenue) in the same year-ago period.

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Net loss was $2.7 million, or $0.32 per share, compared to net loss of $1.6 million, or $0.19 per share, in the third quarter of 2017.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.5 million, compared to an adjusted EBITDA loss of $1.25 million in the same year-ago period.

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Core net loss (a non-GAAP metric reconciled below) totaled $1.9 million, or $0.22 per share, compared to core net loss of $1.2 million, or $0.15 per share, in the same year-ago period.

●
At quarter-end, the company had $11.2 million in cash, compared to $5.4 million at December 31, 2017.

Management Commentary
“The third quarter was an extension of the superior performance we’ve demonstrated throughout 2018 and even into the end of last year," said SharpSpring CEO Rick Carlson. “Financially, we grew our topline 43%, which was driven by the continued strength of our flagship marketing automation platform, which grew by 48% during the period. Due to the inherent leverage in our operating model, our success has led to additional positive downstream effects, most notably through our expanded gross margins, which reached 70% in the third quarter.

“Operationally, we secured a record 346 new SharpSpring customers. SharpSpring now has 1,605 agency customers and 7,000 businesses using our platform. This consistent and accelerating growth remains driven by our ongoing efforts geared toward our sales and marketing engine, which continues to fire on all cylinders. Given the attractive low acquisition costs we enjoy relative to the lifetime value that customers generate, we plan to continue allocating resources to this major growth engine through the remainder of the year and into 2019. Looking ahead, we remain in prime positioning to continue on our current growth trajectory, which we believe will lead to greater recurring revenue streams, and, ultimately, value for our shareholders.”

Subsequent Events
SharpSpring also announced today that Chief Financial Officer Ed Lawton will step down from his current position in early December and will be replaced by Brad Stanczak. Lawton, who has commuted regularly from New England to Florida for the past four years, has agreed to step aside so that the Company can bring in a Chief Financial Officer located full time at the Company’s headquarters in Florida.

“Ed has played an integral role in the history of SharpSpring, helping to bring the company to the position of strength it now occupies,” added Carlson. “With SharpSpring's continued growth and expansion, both Ed and I mutually agreed that the company needed its CFO to be based in Gainesville full-time to handle the increasing duties of the role. We respect Ed's decision to put his family first by staying in New England and appreciate his many efforts and contributions to SharpSpring over the years. We wish him all the best in his future endeavors.”

Lawton added: “I’m proud to have been a part of SharpSpring’s growth and development into the business it is today, and I would like to thank Rick and the board for supporting my decision. The company is in the best position it’s ever been, and I am confident in the leadership team’s ability to guide SharpSpring through many additional years of success and prosperity.”

Carlson continued, “We are excited to have Brad Stanczak join the company as CFO next month. Brad brings a wealth of experience to the role, most recently as VP of Finance and Accounting with Resonate. We look forward to having Brad join the team and contribute to the company’s growth.”

Conference Call
SharpSpring management will hold a conference call today November 7, 2018 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-9124
International number: 201-689-8584

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 21, 2018.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: #37661

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Forms 10-K and 10-Q and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Edward Lawton
Chief Financial Officer
617-500-0122
IR@sharpspring.com

Investor Relations:
Liolios
Matt Glover or Tom Colton
949-574-3860
SHSP@liolios.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$4,873,329	$3,411,580	$13,500,281	$9,681,433

Cost of services	1,472,410	1,210,088	4,380,069	3,776,353
Gross profit	3,400,919	2,201,492	9,120,212	5,905,080

Operating expenses:
Sales and marketing	2,640,697	1,702,221	7,368,128	4,788,032
Research and development	1,106,995	703,392	3,065,689	2,094,310
General and administrative	1,518,106	1,353,972	4,368,744	3,941,878
Non-employee stock issuance expense	508,561	-	508,561	-
Intangible asset amortization	115,000	132,298	345,000	395,690

Total operating expenses	5,889,359	3,891,883	15,656,122	11,219,910

Operating loss	(2,488,440)	(1,690,391)	(6,535,910)	(5,314,830)

Other income (expense), net	(243,956)	(2,708)	(513,759)	75,897
Change in fair value of embedded derivative features	27,295	-	(426,154)	-

Loss before income taxes	(2,705,101)	(1,693,099)	(7,475,823)	(5,238,933)
Income tax expense (benefit)	5,130	(111,059)	(247,415)	(1,004,899)

Net loss	$(2,710,231)	$(1,582,040)	$(7,228,408)	$(4,234,034)

Basic net loss per share	$(0.32)	$(0.19)	$(0.85)	$(0.51)
Diluted net loss per share	$(0.32)	$(0.19)	$(0.85)	$(0.51)

Weighted average common shares outstanding
Basic	8,530,858	8,399,920	8,482,976	8,383,639
Diluted	8,530,858	8,399,920	8,482,976	8,383,639

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$11,183,784	$5,399,747
Accounts receivable	741,160	639,959
Income taxes receivable	2,109	2,132,616
Other current assets	1,081,498	899,127
Total current assets	13,008,551	9,071,449

Property and equipment, net	908,165	799,145
Goodwill	8,867,319	8,872,898
Intangibles, net	1,981,000	2,326,000
Other long-term assets	644,321	612,631
Total assets	$25,409,356	$21,682,123

Liabilities and Shareholders' Equity
Accounts payable	$1,196,504	$504,901
Accrued expenses and other current liabilities	639,883	625,680
Deferred revenue	338,419	279,818
Income taxes payable	87,565	171,384
Total current liabilities	2,262,371	1,581,783

Deferred income taxes	14,229	168,132
Convertible notes, including accrued interest	8,261,505	-
Convertible notes embedded derivative	240,284	-
Total liabilities	10,778,389	1,749,915

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,609	8,456
Additional paid in capital	30,045,943	28,362,397
Accumulated other comprehensive loss	(237,294)	(480,762)
Accumulated deficit	(15,102,291)	(7,873,883)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	14,630,967	19,932,208

Total liabilities and shareholders' equity	$25,409,356	$21,682,123

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(2,710,231)	$(1,582,040)	$(7,228,408)	$(4,234,034)

Adjustments to reconcile loss from operations:
Depreciation and amortization	240,416	204,198	632,132	602,780
Non-cash stock compensation	234,659	199,685	710,879	559,437
Non-employee stock issuance expense	508,561	-	508,561	-
Deferred income taxes	(45,625)	25,960	(153,890)	24,775
(Gain)/loss on disposal of property and equipment	-	3,481	-	3,481
Non-cash interest	100,000	-	204,301	-
Change in fair value of embedded derivative features	(27,295)	-	426,154	-
Amortization of debt issuance costs	6,359	-	12,991	-
Unearned foreign currency gain/loss	122,475	72,091	290,386	52,346
Changes in assets and liabilities:
Accounts receivable	(50,670)	112,756	(103,463)	618,140
Other assets	(126,547)	(168,539)	(215,890)	(134,162)
Income taxes, net	211,913	(181,536)	2,050,292	(680,297)
Accounts payable	104,774	289,284	669,474	366,469
Accrued expenses and other current liabilities	59,370	130,110	27,784	(323,378)
Deferred revenue	19,063	24,894	59,972	(13,093)
Net cash used in operating activities	(1,352,778)	(869,656)	(2,108,725)	(3,157,536)

Cash flows from investing activities
Purchases of property and equipment	(208,035)	(15,224)	(396,153)	(148,555)
Acquisitions of customer assets from resellers	-	-	-	(64,268)
Proceeds from the sale of discontinued operations	-	-	-	1,000,000
Net cash provided by (used in) investing activities	(208,035)	(15,224)	(396,153)	787,177

Cash flows used in financing activities:
Proceeds from issance of convertible note	-	-	8,000,000	-
Debt issuance costs	-	-	(141,657)	-
Proceeds from exercise of stock options	207,455	17,500	449,259	18,859
Net cash provided by financing activities	207,455	17,500	8,307,602	18,859

Effect of exchange rate on cash	635	(18,632)	(18,687)	17,009

Change in cash and cash equivalents	$(1,352,723)	$(886,012)	$5,784,037	$(2,334,491)

Cash and cash equivalents, beginning of period	$12,536,507	$7,202,895	$5,399,747	$8,651,374

Cash and cash equivalents, end of period	$11,183,784	$6,316,883	$11,183,784	$6,316,883

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(2,710)	$(1,582)	$(7,228)	$(4,234)
Income tax expense (benefit)	5	(111)	(247)	(1,005)
Other income (expense), net	244	3	514	(76)
Change in fair value of embedded derivative features	(27)	-	426	-
Depreciation & amortization	240	204	632	603
Non-cash stock compensation	235	200	711	559
Non-employee stock issuance expense	509	-	509	-
Acquisition related charges	-	38	-	68
Adjusted EBITDA	(1,504)	(1,248)	(4,683)	(4,085)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(2,710)	$(1,582)	$(7,228)	$(4,234)
Amortization of intangible assets	115	132	345	396
Non-cash stock compensation	235	200	711	559
Non-employee stock issuance expense	509	-	509	-
Change in fair value of embedded derivative features	(27)	-	426	-
Acquisition related charges	-	38	-	68
Tax adjustment	2	(23)	(77)	(181)
Core net loss	$(1,876)	$(1,235)	$(5,314)	$(3,392)

Core net loss per share	$(0.22)	$(0.15)	$(0.63)	$(0.40)
Weighted average common shares outstanding	8,531	8,400	8,483	8,384